EXHIBIT 99.1

                           BLUE DOLPHIN ENERGY COMPANY


PRESS RELEASE


FOR IMMEDIATE RELEASE
March 13, 2009


BLUE DOLPHIN ENERGY COMPANY REPORTS FOURTH QUARTER AND YEAR END RESULTS

Houston,  March 13 /  GlobeNewswire  / -- Blue Dolphin Energy  Company  (NASDAQ:
BDCO) ("Blue Dolphin"), an independent oil and gas company with operations in the Gulf of Mexico, today reported financial results for the three and twelve month periods ended December 31, 2008.

For the three months ended December 31, 2008, Blue Dolphin announced a net loss of $822,650 on revenues of $640,639 compared to a net loss of $283,751 on revenues of $750,306 for the three months ended December 31, 2007. The increase in net loss and reduction in revenues were primarily attributable to the impact of Hurricane Ike. As a result of Hurricane Ike, from September 13, 2008 through early February 2009, our oil and gas wells were shut-in due to damage to third party onshore processing facilities to which our production had been delivered. Although pipeline transportation revenues were also impacted, volume returned to pre-Hurricane Ike levels by late October. We experienced minimal physical damage to our assets; our pipeline and shore facilities are fully operational. In addition to the impact of Hurricane Ike on our business, we recognized an impairment of our oil and gas properties of $213,563, resulting from significantly lower commodities prices at year end 2008 as compared to year end 2007.

                                      (In thousands, except per share amounts)
                                        Three Months Ended
                                           December 31,
                                      ----------------------      Net Change
                                         2008        2007        2008 vs 2007
                                      ---------    ---------    -------------


Revenues                                $ 641        $ 750         $(109)
Net income (loss)                       $(823)       $(284)        $(539)
Net income (loss) per common share
Basic                                   $(0.07)      $(0.02)        (0.05)
Diluted                                 $(0.07)      $(0.02)        (0.05)


For the twelve months ended December 31, 2008, Blue Dolphin announced a net loss of $1,966,240 on revenues of $2,989,410, compared to net loss of $1,625,572 on revenues of $3,011,817 for the twelve months ended December 31, 2007. The increase in net loss was primarily due to an impairment of our oil and gas properties of $213,563 and the impact of Hurricane Ike on our oil and gas sales and pipeline transportation revenues as noted above.


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                                      (In thousands, except per share amounts)
                                        Twelve Months Ended
                                           December 31,
                                      ----------------------      Net Change
                                         2008        2007        2008 vs 2007
                                      ---------    ---------    -------------

Revenues                                $ 2,989      $ 3,012       $  (23)
Net income (loss)                       $(1,966)     $(1,626)      $ (340)
Net income (loss) per common share
Basic                                   $ (0.17)     $ (0.14)        (0.03)
Diluted                                 $ (0.17)     $ (0.14)        (0.03)


There are currently 11,745,299 shares of common stock issued and outstanding.

Blue Dolphin  Energy Company is engaged in the gathering and  transportation  of natural gas and condensate and production of oil and gas. For further information visit the Company's website at http://www.blue-dolphin.com.
                                           ---------------------------
Contact:
--------
T. Scott Howard
Treasurer
713-568-4729

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are "forward-looking" statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The words "expect", "plan", "believe", "anticipate", "project", "estimate", and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to industry conditions, prices of crude oil and natural gas, regulatory changes, general economic conditions, interest rates, competition, and other factors. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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